Exhibit 5.2

  Proskauer Rose LLP   Eleven Times Square   New York, NY 10036-8299

March 26, 2026

PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413

Re:	PAR Technology Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PAR Technology Corporation, a Delaware corporation (the “Company”), in connection with the offering of up to 1,810,222 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), to be sold by the selling stockholder as described in the Prospectus (as defined below) included within the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes a base prospectus and a prospectus supplement relating to the offer and sale of the Common Stock (collectively, the “Prospectus”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Common Stock is validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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